                                                                       EXHIBIT 4



                      INDEMNIFICATION AND CLOSING AGREEMENT


                  This Indemnification and Closing Agreement (this "Agreement") is made and entered into as of July 1, 1998, by Central Reserve Life Corporation (the "Company"), Insurance Partners, L.P. ("IP Delaware"), Insurance Partners Offshore (Bermuda), L.P. ("IP Bermuda"), and each of the other persons identified on Schedule 1 to this Agreement (the foregoing persons, other than the Company, being referred to herein, collectively, as the "Purchasers", with each being a "Purchaser").

                                    RECITALS:

                  WHEREAS, the Company, IP Delaware, IP Bermuda and Strategic Acquisition Partners ("SAP") are parties to an Amended and Restated Stock Purchase Agreement dated as of March 30, 1998 (the "Stock Purchase Agreement");

                  WHEREAS, pursuant to one or more assignment and assumption agreements (whether one or more, the "SAP Assignments"), SAP has assigned its rights to acquire securities of the Company under the Stock Purchase Agreement to certain assignees and each such person has accepted such assignment and assumed certain obligations under the Stock Purchase Agreement;

                  WHEREAS, pursuant to the Stock Purchase Agreement and, in certain instances, the SAP Assignments, the respective Purchasers have agreed to purchase certain shares of common stock of the Company and warrants to purchase common stock of the Company on the terms and subject to the conditions set forth in the Stock Purchase Agreement;

                  WHEREAS, United Benefit Life Insurance Company ("UBL") has asserted certain claims against the Company and filed the UBL Lawsuit (as defined below) against the Company;

                  WHEREAS, the claims asserted by UBL and the UBL Lawsuit have resulted in a breach of the representation and warranty of the Company set forth in the first sentence of Section 4.8 of the Stock Purchase Agreement;

                  WHEREAS, Article X of the Stock Purchase Agreement sets forth certain conditions to the respective obligations of the Purchasers to effect the closing contemplated by the Stock Purchase Agreement, including Section 10.1 which provides, in the first sentence thereof, that the representations and warranties of the Company shall be accurate in all material respects as if made on and as of the Closing Date;

                  WHEREAS, the Purchasers have asserted that the above-referenced closing condition in the first sentence of Section 10.1 of the Stock Purchase Agreement has not been met due to the existence of the UBL claims and UBL Lawsuit and are not willing to effect the closing contemplated by the Stock Purchase Agreement due to the failure of such condition to be met unless certain matters related thereto are addressed by the Company to the satisfaction of the Purchasers, including an agreement by the Company that any losses arising from the breach of the Stock Purchase Agreement resulting from such claims and the UBL Lawsuit will be indemnified by the Company under the Stock Purchase Agreement;

                  WHEREAS, the Company has not agreed that the above-referenced closing condition in the first sentence of Section 10.1 of the Stock Purchase Agreement has not been met, but is, nevertheless, willing to address certain matters raised by the Purchasers in order to effect the closing contemplated by the Stock Purchase Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                  1. Definitions. As used herein the following terms shall have the following meanings:

                  "AVERAGE CLOSING PRICE" shall mean: (i) in the case of any Judgment, the average closing price for the Common Stock for the 10 trading days following the public announcement of the Judgment; (ii) in the case of a Settlement, the average closing price for the Common Stock for the 10 trading days following the public announcement of the Settlement; and (iii) in all other cases, the average closing price for the Common Stock for the 10 trading days immediately following the calendar quarter in which obligations that give rise to an indemnification claim by a Purchaser are incurred by the Company.

                  "COMMON STOCK" shall mean shares of the Common Stock, without par value per share, of the Company, and any capital stock into which such Common Stock thereafter may be changed.

                  "INDEMNIFICATION ESCROW AGENT" shall mean the indemnification escrow agent designated by IP Delaware pursuant to Section 4 of this Agreement.

                  "INDEMNIFICATION ESCROW AGREEMENT" shall mean the Indemnification Escrow Agreement to be entered into by IP Delaware, IP Bermuda, the Company and the Indemnification Escrow Agreement, in the form attached hereto as Exhibit A.

                  "JUDGMENT" shall mean any judgment, order, decree, award or similar action by any court, arbitration panel or any regulatory, administrative or other agency, commission or tribunal.

                  "PURCHASED SECURITIES" shall mean, as of any specified date with respect to any Purchaser, (i) the shares of Common Stock that were issued by the Company pursuant to the Stock Purchase Agreement that are then owned by such Purchaser, (ii) the shares of Common Stock then outstanding that were issued upon the exercise of any Warrants that are then owned by such Purchaser, and (iii) the Warrants that were issued by the Company pursuant to the Stock Purchase Agreement that are then owned by such Purchaser.

                  "SETTLEMENT" shall mean any settlement, compromise or other resolution of any claim, action, suit, arbitration, inquiry, proceeding or investigation, but shall not include a Judgment.

                  "UBL LETTER" shall mean that certain letter, dated June 1, 1998, between the Company and UBL.

                  "UBL LAWSUIT" shall mean the lawsuit commenced against the Company by UBL relating to the transactions and other matters contemplated by the UBL Letter, as such lawsuit may be amended, modified, substituted or replaced from time to time.

                  "UBL MATTER" shall mean any third-party claim against the Company or any of its Subsidiaries that arises out of, relates to or is based upon the allegations that are the subject matter of the UBL Lawsuit.

                  "WARRANTS" shall mean the "Common Shares Purchase Warrants" to be acquired by the Purchasers pursuant to the Stock Purchase Agreement permitting the Purchasers to purchase up to 3,650,000 shares of Common Stock in the aggregate at an exercise price of $5.50 per share.

                  2. Indemnification. Notwithstanding anything in the Stock Purchase Agreement to the contrary, the Company agrees as follows:

                  (a) the indemnification obligations of the Company shall apply to any and all loss, diminution in value, damage, cost, expense, fine, penalty, suit, action claim, deficiency, liability or obligation caused by or arising from any UBL Matter (collectively, "UBL Losses");

                  (b) the provisions of Section 12.4 "Limitations" of the Stock Purchase Agreement shall not apply to any UBL Loss; and

                  (c) for purposes of determining the amount of indemnifiable losses of a Purchaser for which the Company shall be liable under the indemnification provisions of the Stock Purchase Agreement, there shall be taken into account any diminution in the value of such Purchaser's Purchased Securities that results from any payment of amounts to any Purchaser in respect of any indemnifiable losses of such Purchaser under the Stock Purchase Agreement.

                  In the event that the aggregate amount paid or payable by the Company to the Purchasers in respect of its indemnification obligations with respect to UBL Losses shall exceed $10,000,000, the Company may, at its option, pay all or any portion of such excess by delivering shares of Common Stock to the respective Purchasers, pro rata, subject to the following requirements: (i) such shares shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and shall be free of all liens, claims, security interests and other encumbrances, and (ii) such issuance shall not conflict with, constitute a default under or violate (A) any of the terms, conditions or provisions of the charter, by-laws or similar governing documents of the Company, (B) any of the terms, conditions or provisions of any document, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (C) any applicable law, rule or regulation, or (D) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any of its subsidiaries. For purposes of the preceding sentence, the number of shares of Common Stock to be issued to the Purchasers in respect of any cash payments otherwise due shall be determined by dividing such cash payments by the Average Closing Price.

                  3. Segregation of Funds. Contemporaneously with the execution and delivery of this Agreement, the Company shall deposit with a national bank in a separate account for the benefit of the Purchasers, and in order to secure the Company's indemnification obligations under the Stock Purchase Agreement, as modified by this Agreement, $10,000,000 in cash. The Company shall maintain such deposit in a separate account with a national bank for such purposes until the earlier to occur of (i) the execution and delivery of the Indemnification Escrow Agreement, (ii) the payment of any amounts payable pursuant to any Judgments or Settlements of all pending UBL Matters, and (iii) the dismissal, with prejudice to the plaintiffs, of all pending UBL Matters and, in the case of clause (ii) or clause (iii), all indemnification obligations of the Company in respect of UBL Losses shall have been paid in full.

                  4. Indemnification Escrow Agreement. IP Delaware shall designate the Indemnification Escrow Agent. Unless Judgments shall have been rendered, or settlements effected, relating to all pending UBL Matters and all amounts payable in connection therewith shall have been paid in full or all pending UBL Matters shall have been dismissed with prejudice to the plaintiffs, the Company and the Purchasers shall enter into the Indemnification Escrow Agreement, with such changes in or additions to as the Indemnification Escrow Agent shall reasonably request, promptly following the designation of the Indemnification Escrow Agent. Contemporaneously with the execution and delivery of the Indemnification Escrow Agreement by the Company, the Company shall deposit with the Indemnification Escrow Agent $10,000,000 in cash to be held by the Indemnification Escrow Agent in accordance with the terms of the Indemnification Escrow Agreement.

                  5. Agreement With Respect to Closing Condition. Each Purchaser hereby acknowledges and agrees that for purposes of determining whether the condition to closing set forth in the first sentence of Section 10.1 of the Stock Purchase Agreement has been met, the existence of the UBL Lawsuit shall not be considered.

                  6. Certain UBL Items. Without the prior written consent of IP Delaware and IP Bermuda, the Company shall (i) not alter, amend, waive or modify in any respect the UBL Letter, (ii) effect any Settlement of any UBL Matter, or (iii) enter into any agreement or arrangement with UBL relating to any of the transactions, matters or arrangements specified in the UBL Letter or contemplated thereby.

                  7. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company, each Purchaser, and their respective successors and assigns.

                  8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  9. Duplicate Originals. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                  10. Severability. In case any provision in this Agreement shall be held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

                  11. Amendments. Any modification or amendment to, or waiver of, any provision of this Agreement may be made only by an instrument in writing executed by the Company and Purchasers holding a majority of the Purchased Securities.

                  12. Headings. The descriptive section headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                      CENTRAL RESERVE LIFE CORPORATION


                                      By:  /s/ FRED LICK, JR.
                                         ---------------------------------------
                                      Name:    Fred Lick, Jr.
                                           -------------------------------------
                                      Title:   Chairman
                                            ------------------------------------

             SIGNATURE PAGE TO INDEMNIFICATION AND CLOSING AGREEMENT

                                   NAMES OF PURCHASER:

                                   INSURANCE PARTNERS, L.P., a Delaware
                                   limited partnership

                                   By:      Insurance GenPar, L.P., its general
                                            partner

                                            By:      Insurance GenPar MGP, Inc.



                                                     By:     /s/ B. COOPER
                                                        ------------------------
                                                     Name:   Bradley Cooper
                                                          ----------------------
                                                     Title:  First V.P.
                                                           ---------------------


                                   INSURANCE PARTNERS OFFSHORE (BERMUDA),
                                   L.P.

                                   By:      Insurance GenPar (Bermuda), L.P.,
                                            its general partner

                                            By:      Insurance GenPar (Bermuda)
                                                     MGP, Inc.



                                                     By:  /s/ B. COOPER
                                                        ------------------------
                                                     Name:    Bradley Cooper
                                                          ----------------------
                                                     Title:   First V.P.
                                                           ---------------------

             SIGNATURE PAGE TO INDEMNIFICATION AND CLOSING AGREEMENT

                                      NAMES OF PURCHASERS:



                                      ------------------------------------------
                                      Peter W. Nauert



                                      ------------------------------------------
                                      Michael Cavataio


                                      MERCANTILE BANK OF NORTHERN ILLINOIS,
                                      trustee of The Conseco Stock Option Plan
                                      F/B/O Michael Cavataio


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                      ------------------------------------------
                                      Karon Hill



                                      ------------------------------------------
                                      Val Rajic


                                      TURKEY VULTURE FUND, LTD.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                      MEDICAL MUTUAL OF OHIO


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      UNITED PAYORS & UNITED PROVIDERS, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                      ------------------------------------------
                                      Howard R. Conant



                                      ------------------------------------------
                                      Joseph Cusimano IRA


                                      LEG PARTNERS SBIC, L.P.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                      ------------------------------------------
                                      Marc C. Krantz


                                      KRANTZ FAMILY LIMITED PARTNERSHIP


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                               JOINDER AGREEMENT


     Reference is made to that certain Indemnification and Closing Agreement ("Indemnification Agreement"), dated as of July 1, 1998, among Central Reserve Life Corporation, Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P., a copy of which is attached hereto.

     The undersigned, Strategic Acquisition Partners, LLC in order to become the beneficiary of the rights granted by the Indemnification Agreement, hereby agrees that by the undersigned's execution hereof, the undersigned is a party to the Indemnification Agreement, subject to all of the restrictions, conditions and obligations applicable to purchasers set forth in the Indemnification Agreement. This Joinder Agreement shall take effect and shall become a part of the Indemnification Agreement immediately upon execution.

               Executed as of July 1, 1998.


                                       Strategic Acquisition Partners, LLC


                                       By: /s/ VAL RAJIC
                                           -------------------------------
                                       Name: Val Rajic
                                             -----------------------------
                                       Title: President
                                              ----------------------------


ACCEPTED

Central Reserve Life Corporation

By: /s/ VAL RAJIC
    ------------------------------
Name: Val Rajic
      ----------------------------
Title: Executive Vice President
       ---------------------------
Dated: July 1, 1998

                                       STRATEGIC ACQUISITION PARTNERS, LLC


                                       By: /s/ VAL RAJIC
                                          --------------------------------
                                       Name: Val Rajic
                                            ------------------------------
                                       Title: President
                                             -----------------------------


                                       Address:

                                       1750 East Golf Road
                                       Suite 210
                                       Schaumburg, Illinois 60173

                                       Copy to:

                                       McDermott, Will & Emery
                                       227 West Monroe Street
                                       Chicago, Illinois 60606
                                       Attention: Stanley H. Meadows, P.C.

                                   EXHIBIT A


                        INDEMNIFICATION ESCROW AGREEMENT


                 THIS INDEMNIFICATION ESCROW AGREEMENT ("Agreement") is made and entered into between Central Reserve Life Corporation (the "Company"), Insurance Partners, L.P. ("IP Delaware"), Insurance Partners Offshore (Bermuda), L.P. ("IP Bermuda"), and each of the other persons identified on
Schedule 1 to this Agreement (the foregoing persons, other than the Company, being referred to herein, collectively, as the "Purchasers", with each being a "Purchaser"), and _________________ ("Escrow Agent").

                                    RECITALS

                 WHEREAS, the Company, IP Delaware, IP Bermuda and Strategic Acquisition Partners ("SAP") are parties to an Amended and Restated Stock Purchase Agreement dated as of March 30, 1998 (the "Stock Purchase Agreement");

                 WHEREAS, pursuant to one or more assignment and assumption agreements (whether one or more, the "SAP Assignments"), SAP has assigned a its rights to acquire securities of the Company under the Stock Purchase Agreement to certain assignees and each such person has accepted such assignment and assumed certain obligations under the Stock Purchase Agreement;

                 WHEREAS, pursuant to the Stock Purchase Agreement and, in certain instances, the SAP Assignment, the respective Purchasers have agreed to purchase certain shares of common stock of the Company and warrants to purchase common stock of the Company on the terms and subject to the conditions set forth in the Stock Purchase Agreement;

                 WHEREAS, the Company and the Purchasers have entered into an Indemnification and Closing Agreement, dated as of July ___, 1998 (the "I/C Agreement");

                 WHEREAS, the I/C Agreement provides for the execution and delivery of this Agreement by the parties hereto and the delivery by the Company of $10,000,000 in cash to the Escrow Agent, such funds to be held by the Escrow Agent in accordance with the terms hereof (the "Escrow Property");

                 NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  ESCROW AGENT

                 1.1 APPOINTMENT. The Escrow Agent is hereby appointed depositary and escrow agent for the Company and the Purchasers with respect to the property to be held in escrow pursuant to the provisions hereof.

                 1.2 BINDING OBLIGATIONS. Except for this Agreement, the Escrow Agent is not a party to, nor is it bound by nor need it give any consideration to the terms or provisions of, any agreement between the Company or the Purchasers. The only duties and responsibilities of the Escrow Agent shall be to hold the Escrow Property as escrow agent according to the provisions of this Agreement and to dispose of and deliver the Escrow Property as provided in this Agreement. The Escrow Agent shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the subject matter of the escrow, or any part thereof.

                 1.3 ACTS OF ESCROW AGENT. The Escrow Agent may in good faith act or refrain from acting hereunder with respect to any matter referred to herein in full reliance upon and by and with the advice of counsel which may be selected by the Escrow Agent. The Escrow Agent may rely upon any documents which may be submitted to it in connection with its duties hereunder and which it reasonably believes to be genuine and to have been signed or presented by the proper party or parties and the Escrow Agent shall have no liability or responsibility with respect to the form of execution or validity thereof except as otherwise herein specifically set forth. Each Purchaser agrees to indemnify the Escrow Agent against any expenses or liabilities incurred by the Escrow Agent as a result of acts taken in good faith by the Escrow Agent at the express direction of such Purchaser; the Company agrees to indemnify the Escrow Agent against any expenses or liabilities incurred by the Escrow Agent as a result of acts taken in good faith by the Escrow Agent at the express direction of the Company. The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

                 1.4 DISPUTES BETWEEN THE PARTIES. In the event a dispute arises from conflicting demands by the Purchasers, on the one hand, and the Company, on the other hand, being made upon the Escrow Property or any property held by the Escrow Agent hereunder, the Escrow Agent shall have, in addition to all other remedies which it may have at law or in equity, the right to refuse to comply with any such demand without liability for such refusal, until the matter in dispute has been settled in accordance with the terms hereof, and it has received evidence thereof satisfactory to it. In the event a dispute between the parties hereto cannot be resolved by agreement among them, the Escrow Agent may institute an interpleader action in a court of competent jurisdiction with respect to the amount of the Escrow Property in dispute.

                 1.5 LITIGATION. Except as provided in Section 4.2, the Escrow Agent shall not be required to institute legal proceedings of any kind. In the event litigation is instituted that (a) requires additional duties of the Escrow Agent, (b) requires court appearances by or on behalf of the Escrow Agent, or (c) requires the Escrow Agent to incur expenses or make disbursements in the resolution of contested claims against the Escrow Property, the Company shall indemnify and hold harmless the Escrow Agent from all loss, cost, damages, expenses, and attorneys' fees suffered or incurred by the Escrow Agent in connection therewith. The Escrow Agent shall be reimbursed for all other expenses incurred in acting as Escrow Agent, such expenses to be paid by the Company.


                                   ARTICLE 2

                              DELIVERY OF PROPERTY

                 The Escrow Agent hereby acknowledges receipt of the Escrow Property from the Company and agrees to carry out the duties contained herein pursuant to the provisions of this Agreement.


                                   ARTICLE 3

                        DISBURSEMENT OF ESCROW PROPERTY

                 The Escrow Property shall be released to the Company upon the earlier to occur of the following: (i) the payment of any amounts payable pursuant to any Judgments or Settlements of all pending UBL Matters (as each such term is defined in the I/C Agreement), and (ii) the dismissal, with prejudice to the plaintiffs, of all pending UBL Matters and, in the case of clause (i) or clause (ii), all indemnification obligations of the Company in respect of UBL Losses (as defined in the I/C Agreement) shall have been paid in full. Notwithstanding the foregoing, on the four year anniversary date of this Agreement (such date being hereinafter referred to as the "Release Date"), such portion of the Escrow Property not then subject to claims by the Purchasers as provided in Article 4 hereof shall be released to the Company.


                                   ARTICLE 4

                             CLAIMS AGAINST ESCROW

                 Any claims by the Purchasers against the Escrow Property for indemnification in respect of UBL Losses under the Stock Purchase Agreement (as modified by the I/C Agreement) shall be made as follows:

                 4.1 NOTIFICATION. (a) Any Purchaser may notify the Escrow Agent in writing, in accordance with paragraph (b) below, of any indemnification claims in respect of UBL Losses.

                          (b)  Any notice delivered pursuant to paragraph (a)
above shall consist of a description of the claim or claims and shall state either (i) the amount of each claim or (ii) the maximum amount of each claim against the Escrow Property, but that the exact amount cannot be definitely determined at such time. The Escrow Agent shall promptly notify the Company in writing that a Purchaser has made a claim against the Escrow Property and such notification shall be accompanied by a photocopy of the notice received by the Escrow Agent from the Purchaser regarding such claim.

                 4.2 CONTEST. The Company may contest any such claim by giving the Escrow Agent and such Purchaser written notice of such contest within 30 business days after receipt by the Company of notice of such claim from the Escrow Agent. If the Company notifies the Escrow Agent and such Purchaser that it contests a claim in accordance with this Section 4.2, the Escrow Agent shall continue to hold the Escrow Property pending resolution of the dispute in accordance with the terms hereof. The Company and such Purchaser shall have 30 days from the date of receipt by the

Purchaser of such notice or such longer period as the parties may agree upon within which to resolve privately such contest. If the Company and such Purchaser cannot reach a resolution within such time period, Escrow Agent shall, within 10 days following the expiration of such time period, file a suit in a court of competent jurisdiction seeking an adjudication of the claim of such Purchaser. The Escrow Agent shall continue to hold the Escrow Property pending court adjudication of the dispute.


                                   ARTICLE 5

                            INVESTMENT AND INTEREST

                 5.1 INVESTMENT. The Escrow Agent shall invest any funds constituting part of the Escrow Property in such (a) obligations of the United States Government or any agency thereof, (b) commercial paper of companies incorporated or organized under the laws of the United States or one of the States thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investor Services, Inc. equal to the highest rating assigned by such organization, (c) U.S. dollar-denominated certificates of deposit issued by any bank, trust company or national banking association incorporated in the United States and having a combined capital and surplus and retained earnings of at least $100,000,000,
(d) interest bearing accounts of any bank, trust company or national banking association incorporated in the United States and having a combined capital and surplus and retained earnings of at least $100,000,000, or (e) money market mutual funds, as shall be specified in written instructions signed by IP Delaware. The Escrow Property does not form a part of the capital or assets of the Escrow Agent, and will not be subject to the claims of its creditors or depositors. Escrow Agent hereby agrees that during the term of this Agreement, the Escrow Property shall be physically segregated from the other assets of the Escrow Agent, and held for the exclusive benefit of the Company and the Purchasers.

                 5.2 INTEREST. All interest earned with respect to the investment of the Escrow Property by the Escrow Agent during the period of these escrow arrangements shall accrue and be held by the Escrow Agent. Upon any distribution of any part of the Escrow Property to any person, all interest earned and accrued with respect to such part of the Escrow

Property shall be distributed along with such part of the Escrow Property to such person. For tax purposes, the Escrow Property shall be treated as property of the Company, and interest earned on the Escrow Property prior to the distribution thereof shall, for tax purposes, be deemed to be income of the Company. All tax reporting by the Company, the Purchasers and the Escrow Agent shall be consistent with the foregoing treatment.


                                   ARTICLE 6

                                FEES AND CHARGES

                 For its ordinary services hereunder, the Escrow Agent shall receive a fee of $_________, payable by the Company. However, in the event Escrow Agent is required to institute litigation to resolve a dispute under
Article 4, the Escrow Agent's fees and expenses shall be paid as provided in
Section 1.5.


                                   ARTICLE 7

                                 MISCELLANEOUS

                 7.1 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):



                 If to the Company:


                          Central Reserve Life Corporation
                          17800 Royalton Road
                          Strongsville, Ohio 44136
                          Facsimile No.: [__________________]
                          Attention: [__________________]

                 If to Escrow Agent:


                          Attn:
                          Fax:

         If to any Purchaser, at its address listed on the signature pages hereof or as otherwise notified to the Company.

         Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                 7.2 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforced as of such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

                 7.3 ENTIRETY AND AMENDMENTS. This Agreement supersedes all prior documents, understandings, or agreement, oral or written, relating to the subject matter hereof and constitutes the entire understanding between the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement may be made only by an instrument in writing executed by the party against whom enforcement is sought.

                 7.4 HEADINGS. The descriptive section headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                 7.5 CHOICE OF LAW. This Agreement, including, without limitation, the interpretation, construction, validity and enforceability thereof, shall be governed by the laws (other than the conflict of laws rules) of the State of New York.

                 7.6 PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                 7.7 INSOLVENCY. The bankruptcy or insolvency of the Company or any Purchaser shall not affect or prevent performance by the Escrow Agent of its obligations and instructions hereunder.

                 7.8 INSPECTION OF RECORDS. The Company and each Purchaser may examine the records pertaining to the Escrow Property during the business hours of the Escrow Agent; such examination shall be permitted, however, only in the presence of an officer of the Escrow Agent.

                 7.9 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which shall for all purposes by deemed an original, and all of which together shall constitute but one and the same instrument.

                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



                                           CENTRAL RESERVE LIFE CORPORATION


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

             SIGNATURE PAGE TO INDEMNIFICATION ESCROW AGREEMENT



                           NAMES OF PURCHASERS:

                           INSURANCE PARTNERS, L.P., a
                           Delaware limited partnership

                           By:     Insurance GenPar, L.P., its
                                   general partner

                                   By:    Insurance GenPar MGP,
                                          Inc.



                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                           INSURANCE PARTNERS OFFSHORE (BERMUDA), L.P.

                           By:     Insurance GenPar (Bermuda), L.P.,
                                   its general partner

                                   By:    Insurance GenPar (Bermuda) MGP, Inc.



                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

             SIGNATURE PAGE TO INDEMNIFICATION ESCROW AGREEMENT


                                 NAMES OF PURCHASERS:



                                 ----------------------------------------------
                                 Peter W. Nauert



                                 ----------------------------------------------
                                 Michael Cavataio


                                 MERCANTILE BANK OF NORTHERN
                                 ILLINOIS, trustee of The Conseco
                                 Stock Option Plan F/B/O Michael Cavataio


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------



                                 ----------------------------------------------
                                 Karon Hill



                                 ----------------------------------------------
                                 Val Rajic


                                 TURKEY VULTURE FUND, LTD.


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                                 MEDICAL MUTUAL OF OHIO


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                 UNITED PAYORS & UNITED PROVIDERS, INC.


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------



                                 ----------------------------------------------
                                 Howard R. Conant



                                 ----------------------------------------------
                                 Joseph Cusimano IRA

                                 LEG PARTNERS SBIC, L.P.


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                                 ----------------------------------------------
                                 Marc C. Krantz


                                 KRANTZ FAMILY LIMITED PARTNERSHIP


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

             SIGNATURE PAGE TO INDEMNIFICATION ESCROW AGREEMENT



                                 ESCROW AGENT:




                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------